Exhibit 10.5

Execution Version

AMENDMENT NO. 1 TO

CONSENT AND WAIVER AGREEMENT

BY THE HOLDERS OF THE

12% REDEEMABLE PREFERRED STOCK

OF

MCDERMOTT INTERNATIONAL, INC.

October 28, 2019

This Amendment No. 1 to Consent and Waiver Agreement (this “Amendment”) is entered into on October 28, 2019 (the “Execution Date”), by and between McDermott International, Inc., a corporation incorporated and existing under the laws of the Republic of Panama (the “Company”) and the undersigned holders (together with their respective permitted transferees from time to time, collectively, the “Holder”). Company and the Holder are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

1.

Company and Holder entered into that certain Consent and Waiver Agreement by the Holders of the 12% Redeemable Preferred Stock of McDermott International, Inc., dated October 21, 2019 (the “Agreement”).

2.	The Parties desire to make certain amendments to the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

AMENDMENTS

1.1    The lead in to Section 2.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

2.1    Document Amendments. The Company and, in the case of Section 2.1(a), Section 2.1(b), Section 2.1(c)(i), Section 2.1(d)(i) and Section 2.1(f)(i), the Holder shall, and the Company shall use commercially reasonable best efforts to cause all counterparties to, as promptly as practicable but no later than five (5) business days after the Effective Date (except as otherwise provided in Section 2.1(f)(ii)(B)):

1.2    Section 2.1(f) of the Agreement is hereby amended and restated in its entirety to read as follows:

(f) (i) enter into a warrant agreement (the “New Warrant Agreement”) pursuant to which the Company will issue to the Holder an aggregate number of warrants (such warrants, collectively, the “New Warrants”), which New Warrants are exercisable for a number of shares of Common Stock equal to 1.50% of the total number of outstanding shares of Common Stock; provided that, the terms and conditions of the New Warrants and the New Warrant Agreement shall be substantially identical to the terms and conditions of the Warrants and the Warrant Agreement (in each case, as amended in accordance with this Agreement), (ii) issue (A) New Warrants to purchase 2,027,157 shares of Common Stock to the Holder and (B) New Warrants to purchase 700,000 shares of Common Stock to the Holder on the Tranche B Funding Date (as defined in the Superpriority Credit Agreement) except to the extent any Holder declines delivery thereof prior to the Tranche B Funding Date; provided that, in the event that any Holder declines delivery thereof pursuant to Section 2.1(f)(ii)(B) prior to the Tranche B Funding Date, such Holder may, at such Holder’s election, at any time prior to the Expiration Time (as defined in the New Warrant Agreement) and upon not less than sixty-one (61) days prior notice to the Company, notify the Company that it desires to have New Warrants to purchase all, but not less than all, of an aggregate of 700,000 shares of Common Stock issued to such Holder on a specified date on or after the expiration of such 61-day notice period and the Company shall issue such New Warrants to such Holder on such specified date on or after the expiration of such 61-day notice period, or as promptly as practicable thereafter but not later than five (5) business days after the specified date on or after the expiration of such 61-day notice period in the notice from such Holder and (iii) reserve for issuance, out of the Company’s authorized and unissued shares of the Company’s Common Stock, a number of shares sufficient to provide for the issuance of the New Warrant Shares.

ARTICLE II

MISCELLANEOUS PROVISIONS

2.1    Certain Defined Terms. Capitalized terms used in this Amendment that are not defined in the text of the body of this Amendment shall have the meanings given such terms in the Agreement.

2.2    No Other Amendments. All provisions of the Agreement, unless amended by this Amendment, shall remain unchanged and in full force and effect. All references to the Agreement shall be deemed to be references to the Agreement as amended hereby.

2.3    Governing Law. This Amendment and the rights and obligations of the Parties hereunder shall be governed by and construed in accordance with the law of the state of New York without giving effect to any choice of law or conflict of rule provision or rule (whether the state of New York or any other jurisdiction) that would cause the application of any jurisdiction other than the state of New York.

2.4    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature of this Amendment by fax or other electronic transmission (e.g. “.pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.

* * * * *

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the undersigned on the Execution Date.

COMPANY: MCDERMOTT INTERNATIONAL, INC., a corporation incorporated and existing under the laws of the Republic of Panama

By:	/s/ Stuart Spence
Name:	Stuart Spence
Title:	Executive Vice President and Chief Financial Officer

HOLDER: WEST STREET CAPITAL PARTNERS VII OFFSHORE INVESTMENTS, L.P., by: Goldman Sachs & Co. LLC, its Attorney-In-Fact

By:	/s/ Chris Crampton
Name:	Chris Crampton
Title:	Managing Director

WEST STREET CAPITAL PARTNERS VII – PARALLEL B, L.P. by: Goldman Sachs & Co. LLC, its Attorney-In-Fact

By:	/s/ Chris Crampton
Name:	Chris Crampton
Title:	Managing Director

WEST STREET CAPITAL PARTNERS VII B, L.P. by: Goldman Sachs & Co. LLC, its Attorney-In-Fact

By:	/s/ Chris Crampton
Name:	Chris Crampton
Title:	Managing Director

APICORP MANAGED ACCOUNT INVESTMENT VEHICLE, L.P. by: Goldman Sachs & Co. LLC, its Attorney-In-Fact

By:	/s/ Chris Crampton
Name:	Chris Crampton
Title:	Managing Director